UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2022

UNITED RENTALS, INC.

UNITED RENTALS (NORTH AMERICA), INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14387	06-1522496

Delaware	001-13663	86-0933835
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 First Stamford Place, Suite 700
Stamford, Connecticut	06902
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 622-3131

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	URI	NYSE

Item 1.01	Entry into a Material Definitive Agreement.

$1,500,000,000 aggregate principal amount of 6.000% Senior Secured Notes due 2029

On November 30, 2022, United Rentals (North America), Inc. (“URNA”) completed an offering of $1,500,000,000 aggregate principal amount of its 6.000% Senior Secured Notes due 2029 (the “Notes”) in a private placement to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or outside the United States to certain persons in reliance on Regulation S under the Securities Act.

The Notes were issued pursuant to an indenture, dated as of November 30, 2022 (the “Indenture”), among URNA, United Rentals, Inc. (“URI”), certain domestic subsidiaries of URNA (the “Subsidiary Guarantors” and, together with URI, the “Guarantors”), and Truist Bank, as trustee and notes collateral agent.

The Notes mature on December 15, 2029 and bear interest at a rate of 6.000% per year payable semi-annually in cash in arrears on June 15 and December 15 of each year. The first such interest payment will be made on June 15, 2023.

The Notes are senior secured obligations of URNA and rank equally in right of payment with all of URNA’s existing and future senior indebtedness, pari passu with any of its existing and future first-priority lien indebtedness to the extent of the value of the collateral securing the Notes, effectively senior to any of its existing and future senior unsecured indebtedness to the extent of the value of the collateral securing the Notes, effectively senior to any of its existing and future second-priority lien indebtedness to the extent of the value of the collateral securing the Notes, effectively junior to any of its other existing and future indebtedness that is secured by assets that do not constitute collateral for the Notes to the extent of the value of such assets, and senior in right of payment to any of its future subordinated indebtedness. The Notes are secured on a first-priority basis by liens on substantially all of the assets of URNA that secure other first-priority lien obligations (including indebtedness under URNA’s senior secured asset-based revolving credit facility and term loan credit facility), subject to permitted liens and certain exceptions.

The Notes are guaranteed on a senior secured basis by the Guarantors. The guarantees are senior secured obligations of the Guarantors and rank equally in right of payment with all of the Guarantors’ existing and future senior indebtedness, pari passu with all of the Guarantors’ existing and future first-priority lien indebtedness to the extent of the value of the collateral securing the Notes, effectively senior to any existing and future senior unsecured indebtedness of the Guarantors to the extent of the value of the collateral securing the Notes, effectively senior to any existing and future second-priority lien indebtedness of the Guarantors to the extent of the value of the collateral securing the Notes, effectively junior to any of the Guarantors’ other existing and future indebtedness that is secured by assets that do not constitute collateral for the Notes to the extent of the value of such assets, and senior in right of payment to any future subordinated indebtedness of the Guarantors. The guarantees are secured on a first-priority basis by liens on substantially all of the assets of the Guarantors that secure the Guarantors’ other first-priority lien obligations (including guarantees under URNA’s senior secured asset-based revolving credit facility and term loan credit facility), subject to permitted liens and certain exceptions. The Notes are not guaranteed by URNA’s foreign subsidiaries, unrestricted subsidiaries or immaterial subsidiaries.

URNA may redeem some or all of the Notes, at its option, at any time on or after December 15, 2025, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest, if any, to the applicable redemption date, if redeemed during the twelve month period beginning on December 15 of each of the years indicated below:

Year	Redemption Price
2025	103.000%
2026	101.500%
2027 and thereafter	100.000%

At any time prior to December 15, 2025, URNA may, at its option, redeem some or all of the Notes at a price equal to 100% of the aggregate principal amount of the Notes to be redeemed, plus a “make-whole” premium and accrued and unpaid interest, if any, to the redemption date. URNA may also, at its option, redeem up to 10% of the aggregate principal amount of the Notes issued under the Indenture during each period from (i) the issue date to, but excluding, December 15, 2023, (ii) December 15, 2023 to, but excluding, December 15, 2024 and (iii) December 15, 2024 to, but excluding, December 15, 2025, at a redemption price equal to 103% of the aggregate principal amount of the Notes redeemed plus accrued and unpaid interest, if any, to the redemption date. In addition, at any time on or prior to December 15, 2025, URNA may, at its option, on one or more occasions, redeem up to 40% of the aggregate principal amount of the Notes with the net cash proceeds of certain equity offerings at a price equal to 106.000% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to the redemption date. Upon the occurrence of certain change of control events during a period when the change of control offer to purchase provisions under the Indenture apply, URNA must offer to repurchase the Notes at a price of 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date.

If (i) the acquisition by URI of certain assets contemplated by the Asset Purchase Agreement, dated as of November 11, 2022 (the “Ahern Asset Purchase Agreement”), by and among URNA, Ahern Rentals, Inc., and Xtreme Re-Rental, LLC (the “Ahern Acquisition”) is not consummated on or before December 31, 2022 or such later date as the parties to the Ahern Asset Purchase Agreement may agree as the “Outside Date” thereunder (the “Acquisition Deadline”), (ii) URI has determined that the Ahern Acquisition will not be consummated on or before the Acquisition Deadline and gives the trustee under the Indenture governing the Notes a written notice to that effect, or (iii) the Ahern Asset Purchase Agreement is terminated in accordance with its terms or by agreement of the parties thereto, and the Ahern Acquisition has not been consummated, URNA will be required to redeem the Notes at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to, but not including, the redemption date.

The Indenture governing the Notes contains certain covenants applicable to URNA and its restricted subsidiaries, including limitations on: (1) liens and (2) mergers, consolidations and sale of assets. The Indenture governing the Notes also contains requirements relating to additional subsidiary guarantors. Each of these covenants is subject to important exceptions and qualifications. In addition, the requirements to provide subsidiary guarantees to give further assurances and to make an offer to repurchase the Notes upon the occurrence of a change of control will not apply to URNA and its restricted subsidiaries during any period when the Notes are rated investment grade by both Standard & Poor’s Ratings Services and Moody’s Investors Service, Inc., or, in certain circumstances, another rating agency selected by URNA, provided at such time no default under the Indenture has occurred and is continuing.

The Indenture provides for customary events of default, including the following (subject to any applicable cure period): nonpayment, breach of covenants in the Indenture, payment defaults under or acceleration of certain other indebtedness, failure to discharge certain judgments and certain events of bankruptcy, insolvency and reorganization. If an event of default occurs or is continuing, the trustee or the holders of at least 30% in aggregate principal amount of the Notes then outstanding may declare the principal of, premium, if any, and accrued and unpaid interest, if any, to be due and payable immediately.

The description above is qualified in its entirety by the Indenture (including the Form of Note for the Notes), which is filed as Exhibit 4.1 to this current report on Form 8-K and is incorporated by reference into this Item 1.01.

Security Agreement

On November 30, 2022, URNA, URI and certain subsidiaries of URNA and URI (collectively, the “Grantors”) entered into a Notes Security Agreement (the “Security Agreement”) with Truist Bank, as trustee and notes collateral agent, pursuant to which the obligations of the Grantors under the Indenture are secured by the pledge and grant of security interests contained in the Security Agreement.

The description above is qualified in its entirety by reference to the full text of the Security Agreement, which is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

Exhibit 4.1	Indenture for the Notes, dated as of November 30, 2022, among URNA, URI, each of URNA’s subsidiaries named therein and Truist Bank, as Trustee and Notes Collateral Agent (including the Form of Note for the Notes).
Exhibit 10.1	Notes Security Agreement, dated as of November 30, 2022, by and among United Rentals, Inc., United Rentals (North America), Inc. and certain of their Subsidiaries, as the Grantors, and Truist Bank, as Trustee and Notes Collateral Agent.
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 30, 2022

UNITED RENTALS, INC.

By:	/s/ Joli L. Gross
Name:	Joli L. Gross
Title:	Senior Vice President, General Counsel and Corporate Secretary

UNITED RENTALS (NORTH AMERICA), INC.

By:	/s/ Joli L. Gross
Name:	Joli L. Gross
Title:	Senior Vice President, General Counsel and Corporate Secretary